         ==============================================================
                                                                     Exhibit 25

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1


                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE


          CHECK IF AN APPLICATION TO DETERMINE ELIGIBLITY OF A TRUSTEE
                          PURSUANT TO SECTION 305(b)(2)


                                  SUNTRUST BANK
               (Exact name of trustee as specified in its charter)



   303 PEACHTREE STREET                       30303                     58-0466330
        SUITE 300                           (Zip Code)     (I.R.S. enployer indentification no.)
    ATLANTA, GEORGIA
(Address of principal executive offices)


                              ---------------------

                                  JOHN A. HEBB
                                  SUNTRUST BANK
                              919 EAST MAIN STREET
                                   10TH FLOOR
                            RICHMOND, VIRGINIA 23219
                                 (804) 782-5236
            (Name, address and telephone number of agent for service)


                              ---------------------


                        MCCORMICK & COMPANY, INCORPORATED
               (Exact name of obligor as specified in its charter)


              MARYLAND                                  52-0406290
  (State or other jurisdiction of            (I.R.S employer identification no.)
  incorporation or organization)


            18 LOVETON CIRCLE                            21152
            SPARKS, MARYLAND                           (Zip Code)
(Address of principal executive offices)

                              ---------------------

                                 DEBT SECURITIES
                       (Title of the indenture securities)

1.   GENERAL INFORMATION.

         Furnish the following information as to the trustee -

                  Name and address of each examining or supervising authority to which it is subject.

                  DEPARTMENT OF BANKING AND FINANCE,
                  STATE OF GEORGIA
                  ATLANTA, GEORGIA

                  FEDERAL RESERVE BANK OF ATLANTA
                  104 MARIETTA STREET, N.W.
                  ATLANTA, GEORGIA

                  FEDERAL DEPOSIT INSURANCE CORPORATION
                  WASHINGTON, D.C.

                  Whether it is authorized to exercise corporate trust powers.

                  YES.

2. AFFILIATIONS WITH OBLIGOR.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         NONE.

NO RESPONSES ARE INCLUDED FOR ITEMS 3 THROUGH 12. RESPONSES TO THOSE ITEMS ARE NOT REQUIRED BECAUSE, AS PROVIDED IN GENERAL INSTRUCTION (B) TO ITEM 13, THE OBLIGOR IS NOT IN DEFAULT ON ANY SECURITIES ISSUED UNDER INDENTURES UNDER WHICH SUNTRUST BANK IS A TRUSTEE.

13.  DEFAULTS BY THE OBLIGOR.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

         SUNTRUST BANK IS NOT A TRUSTEE UNDER ANY OTHER INDENTURE UNDER WHICH SECURITIES OF THE OBLIGOR ARE OUTSTANDING. ACCORDINGLY, THERE IS NOT AND HAS NOT BEEN ANY SUCH DEFAULT.

         (b) If the trustee is a trustee under any other indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

         THERE HAS NOT BEEN ANY SUCH DEFAULT.

NO RESPONSES ARE INCLUDED FOR ITEMS 14 AND 15. RESPONSES TO THOSE ITEMS ARE NOT REQUIRED BECAUSE, AS PROVIDED IN GENERAL INSTRUCTION (B) TO ITEM 13, THE OBLIGOR IS NOT IN DEFAULT ON ANY SECURITIES ISSUED UNDER INDENTURES UNDER WHICH SUNTRUST BANK IS A TRUSTEE.

16.  LIST OF EXHIBITS.


         List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

         (1) A copy of the Articles of Amendment and Restated Articles of Association of the trustee as now in effect. (Exhibit 1 to Form T-1, Registration No. 333-32106.)

         (2) A copy of the certificate of authority of the trustee to commence business. (Included in Exhibit 1.)

         (3) A copy of the authorization of the trustee to exercise corporate trust powers. (Included in Exhibit 1.)

         (4) A copy of the existing by-laws of the trustee. (Included in Exhibit 4 to Form T-1, Registration No. 333-32106.)

         (5)      Not applicable.

         (6) The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

         (7) A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on June 30, 2000.

         (8)      Not applicable.

         (9)      Not applicable.

         Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Richmond and the Commonwealth of Virginia, on the 18th day of September, 2000.



                                                     SUNTRUST BANK



                                                     By:      /s/ John A. Hebb
                                                        ------------------------
                                                              John A. Hebb
                                                              Vice President

                              EXHIBIT 6 TO FORM T-1


                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of Medium Term Notes of McCormick & Company, Incorporated, SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                                     SUNTRUST BANK


                                                     BY: /s/ John A. Hebb
                                                         ----------------
                                                             John A. Hebb
                                                             Vice President

                              EXHIBIT 7 TO FORM T-1



SUNTRUST BANK              Call Date:       06/30/2000        State #:       130330      FFIEC
031
P.O. BOX 4418 CENTER 632   Vendor ID:       D                 Cert #:    00867           RC-1
ATLANTA, GA 30302          Transit #:       61000104
                                                                                         -----
                                                                                         11
                                                                                         -----


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET


                                                DOLLAR AMOUNTS IN THOUSANDS
ASSETS

1. Cash and balances due from depository institutions (from Schedule RC-A):                       RCFD
                                                                                                  ----
   a. Noninterest-bearing balances and currency and coin (1)...................................   0081    3,558,361     1.a
   b. Interest-bearing balances (2)............................................................   0071       17,246     1.b
2. Securities:
   a. Held-to-maturity securities (from Schedule RC-B, column A)...............................   1754            0     2.a
   b. Available-for-sale securities (from Schedule RC-B, column D).............................   1773   15,075,833     2.b
3. Federal funds sold and securities purchased under agreements to resell......................   1350    2,546,167     3
4. Loans and lease financing receivables:                                    RCFD
                                                                             ----
   a. Loans and leases, net of unearned income (from Schedule RC-C).......   2122   72,659,542                          4.a
   b. LESS: Allowance for loan and lease losses...........................   3123      855,220                          4.b
   c. LESS: Allocated transfer risk reserve...............................   3128            0                          4.c
   d. Loans and leases, net of unearned income,                                                   RCFD
                                                                                                  ----
      allowance, and reserve (item 4.a minus 4.b and 4.c)......................................   2125   71,804,322     4.d
5. Trading assets (from Schedule RC-D).........................................................   3545      143,815     5.
6. Premises and fixed assets (including capitalized leases)....................................   2145    1,281,989     6.
7. Other real estate owned (from Schedule RC-M)................................................   2150       35,989     7.
8. Investments in unconsolidated subsidiaries and associated companies
   (from Schedule RC-M)........................................................................   2130            0     8.
9. Customer's liability to this bank on acceptances outstanding................................   2155      168,835     9.
10. Intangible assets (from Schedule RC-M).....................................................   2143      581,254     10.
11. Other assets (from Schedule RC-F)..........................................................   2160    1,772,511     11.
12. Total assets (sum of items 1 through 11)...................................................   2170   96,986,322     12.


----------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.


SUNTRUST BANK                Call Date:  06/30/2000   State #: 130330  FFIEC 031
P.O. BOX 4418 CENTER 632     Vendor ID:  D            Cert #:  00867      RC-2
ATLANTA, GA 30302            Transit #:  61000104
                                                                                         ------
                                                                                           12
                                                                                         ------


SCHEDULE RC -- CONTINUED



                                                                                              Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------

LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                                  RCON
                                                                                              ----
       from Schedule RC-E, part I)......................................  RCON                2200   57,796,821    13.a
                                                                          ----
       (1) Noninterest-bearing(1).......................................  6631    11,446,978                       13.a.1
       (2) Interest-bearing.............................................  6636    46,349,843                       13.a.2
    b. In foreign offices, Edge and Agreement subsidiaries, and                               RCFN
                                                                                              ----
       IBFs (from Schedule RC-E, part II)...............................  RCFN                2200   11,528,832    13.b
                                                                          ----
       (1) Noninterest-bearing..........................................  6631             0                       13.b1
       (2) Interest-bearing.............................................  6636    11,528,832  RCFD
                                                                                              ----                 13.b2
14. Federal funds purchased and securities sold under agreements to
    repurchase............................................................................... 2800   11,129,477    14
                                                                                              RCON
                                                                                              ----
15.a. Demand notes issued to the U.S. Treasury............................................... 2840            1    15.a
                                                                                              RCFD
                                                                                              ----
   b. Trading liabilities (from Schedule RC-D)............................................... 3548            0    15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less......................................... 2332    1,277,333    16.a
    b. With a remaining maturity of more than one year through three years................... A547    2,509,678    16.b
    c. With a remaining maturity of more than three years.................................... A548    1,412,939    16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding................................. 2920      168,835    18
19. Subordinated notes and debentures(2)..................................................... 3200    1,068,000    19
20. Other liabilities (from Schedule RC-G)................................................... 2930    2,025,261    20
21. Total liabilities (sum of items 13 through 20)........................................... 2948   88,917,177    21
22. Not applicable
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus............................................ 3838            0    23
24. Common stock............................................................................. 3230       21,600    24
25. Surplus (exclude all surplus related to preferred stock)................................. 3839    2,545,484    25
26. a. Undivided profits and capital reserves................................................ 3632    4,811,305    26.a
    b. Net unrealized holding gains (losses) on available-for-sale securities................ 8434      690,756    26.b
    c. Accumulated net gains (losses) on cash flow hedges.................................... 4336            0    26.c
27. Cumulative foreign currency translation adjustments...................................... 3284            0    27
28. Total equity capital (sum of items 23 through 27)........................................ 3210    8,069,145    28
29. Total liabilities and equity capital (sum of items 21 and 28)............................ 3300   96,986,322    29
Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the number of the statement below that best describes
   the most comprehensive level of auditing work performed for the bank by independent        RCFD      Number
                                                                                              ----
   external auditors as of any date during 1999.............................................. 6724         N/A     M.1



1   =     Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2   =     Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3   =     Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4   =     Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5   =     Review of the bank's financial statements by external auditors
6   =     Compilation of the bank's financial statements by external auditors
7   =     Other audit procedures (excluding tax preparation
          work)
8   =     No external audit work


--------------------------

 (1) Includes total demand deposits and noninterest-bearing time and savings deposits.
 (2) Includes limited-life preferred stock and related surplus.